United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

AZITRA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11.

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED MAY 19, 2025

[●], 2025

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) of Azitra, Inc., a Delaware corporation (which we refer to as “Azitra,” “we,” “us,” “our,” or the “Company”), to be held on Monday, June 23, 2025 at 11:00 a.m. EDT.

This year’s Annual Meeting will be held virtually by means of remote communication. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from any location that has Internet connectivity. There will be no physical in-person meeting. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the accompanying Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting. We urge you to read this information carefully.

Whether or not you attend the Annual Meeting via the Internet, and regardless of the number of shares of Azitra that you own, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to vote your shares of common stock via the Internet, telephone or by promptly marking, dating, signing, and returning the proxy card via mail or fax. Voting over the Internet, telephone, or by written proxy, will ensure that your shares are represented at the Annual Meeting.

On behalf of the Board of Directors of Azitra, we thank you for your participation.

Sincerely,

Francisco D. Salva President and Chief Executive Officer

AZITRA, INC.

21 Business Park Drive

Branford, Connecticut 06405

(203) 646-6446

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 23, 2025

The 2025 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) of Azitra, Inc., a Delaware corporation (which we refer to as “Azitra,” “we,” “us,” “our,” or the “Company”), will be held on Monday, June 23, 2025 at 11:00 a.m. EDT. This year’s meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. In order to attend the Annual Meeting, you must register in advance at www.proxypush.com/AZTR prior to the deadline of 5:00 p.m. EDT on Friday, June 20, 2025. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will permit you to submit questions.

We will consider and act on the following items of business at the Annual Meeting:

1.	To elect the four director nominees named in the Proxy Statement to serve as members of the Board of Directors of the Company (which we refer to as our “Board”) until the next annual meeting of stockholders and until their successors are duly elected and qualified. The director nominees named in the Proxy Statement for election to our Board are the following individuals: Francisco D. Salva, Travis Whitfill, Barbara Ryan and John Schroer;

2.	To adopt an amendment to our Second Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to increase the authorized number of shares of the Company’s common stock from 100,000,000 shares to 200,000,000 shares;

3.	To ratify the appointment of Grassi & Co., CPAs, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025;

4.	To approve, for purposes of complying with NYSE American Rule 713(a), of the issuance of more than 19.99% of our issued and outstanding shares of common stock, including shares of common stock underlying warrants, pursuant to the purchase agreement with Alumni Capital LP; and

5.	To transact such other business as may properly come before the Annual Meeting or at any continuation, postponement or adjournment thereof.

The Proxy Statement accompanying this Notice describes each of these items of business in detail. Only stockholders of record at the close of business on May 28, 2025 are entitled to notice of, to attend, and to vote at, the Annual Meeting or any continuation, postponement or adjournment thereof.

To ensure your representation at the Annual Meeting, you are urged to submit a proxy vote your shares of common stock via the Internet, telephone or by promptly marking, dating, signing, and returning the proxy card via mail or email. Voting instructions are provided on the proxy card delivered to you and included in the accompanying Proxy Statement. Any stockholder attending the Annual Meeting may vote at the meeting even if he or she previously submitted a proxy. If your shares of common stock are held by a bank, broker or other agent, please follow the instructions from your bank, broker or other agent to have your shares voted.

Sincerely,

Francisco D. Salva President and Chief Executive Officer

Branford, Connecticut

__________, 2025

TABLE OF CONTENTS

Page

Information about the Annual Meeting	1
Questions and Answers About These Proxy Materials and Voting	2
Proposal 1 – Election of Directors	8
Corporate Governance	10
Proposal 2 – Adoption of An Amendment to our Second Amended And Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock	14
Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm	16
Proposal 4 – Approval of, for Purposes of Complying with NYSE American Rule 713(A), the Issuance of More Than 19.99% of our Issued and Outstanding Shares of Common Stock, including shares of Common Stock underlying Warrants, Pursuant to the Purchase Agreement with Alumni Capital LP	17
Security Ownership of Certain Beneficial Owners and Management	20
Executive Officers and Compensation	21
Certain Relationships and Related Party Transactions	25
Other Matters	26

i

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED MAY 19, 2025

AZITRA, INC.

21 Business Park Drive
Branford, Connecticut 06405

(203) 646-6446

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 23, 2025

INFORMATION ABOUT THE ANNUAL MEETING

General

Your proxy is solicited on behalf of the Board of Directors (which we refer to as our “Board”) of Azitra, Inc., a Delaware corporation (which we refer to as “Azitra,” “we,” “us,” “our,” or the “Company”), for use at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”). This year’s meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast. The Annual Meeting will be held on Monday, June 23, 2025 at 11:00 a.m. EDT, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’

Meeting to Be Held Via the Internet

on June 23, 2025 at 11:00 a.m. EDT

The Annual Report, Notice of Annual Meeting, Proxy Statement and Proxy Card

are available at www.proxydocs.com/AZTR

We intend to mail this Proxy Statement, the proxy card and the Notice of Annual Meeting on or about June 6, 2025 to all stockholders of record entitled to notice of and to vote at the Annual Meeting. If you would like a hard copy of the Annual Report, Notice of Annual Meeting, Proxy Statement and proxy card for this Annual Meeting, or any future stockholder meetings, mailed or emailed to you, please telephone us at (800) 662-5200 or email us at AZTR.info@investor.sodali.com.

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

Our Board is providing these proxy materials to you, and is soliciting the enclosed proxy card, for use at the Annual Meeting to be held on Monday, June 23, 2025 at 11:00 a.m. EDT, or at any continuation, adjournment or postponement of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held virtually via a live audio webcast on Monday, June 23, 2025 at 11:00 a.m. EDT. We believe that a virtual meeting provides expanded stockholder access and participation and improved communications, while affording stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the Annual Meeting and ask questions in accordance with the rules of conduct for the meeting.

You are entitled to attend and participate in the Annual Meeting if you were a stockholder as of the close of business on May 28, 2025, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, or hold a valid proxy from a stockholder of record as of the record date.

In order to attend the Annual Meeting, you must register in advance at www.proxypush.com/AZTR prior to the deadline of 5:00 p.m. EDT on Friday, June 20, 2025. The meeting webcast will begin promptly at 11:00 a.m. EDT. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures.

If you hold your shares of common stock as a record holder (that is, your shares are registered in your name), you can register to attend the Annual Meeting at www.proxypush.com/AZTR by using the control number found on your proxy card prior to the deadline of 5:00 p.m. EDT on Friday, June 20, 2025. If you hold your shares of common stock as a record holder, you will be able to vote your shares at the Annual Meeting provided you register on a timely basis. However, if you hold your shares in “street name,” (that is, the shares you beneficially own are held of record by a broker, bank or other nominee on your behalf) in order to vote your shares at the Annual Meeting you will need to follow the procedures set forth in the section “How do I vote at the Annual Meeting?” below.

Information on how to vote at the Annual Meeting is discussed below.

How do I vote at the Annual Meeting?

Only stockholders of record at the close of business on May 28, 2025 will be entitled to vote at the Annual Meeting. On this record date, there were [16,476,354] shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If as of the close of business on May 28, 2025, the record date for determining stockholders entitled to notice of and to vote at the meeting, your shares were registered directly in your name with our transfer agent, VStock Transfer, LLC, then you are a stockholder of record as of the record date and you may vote online at the virtual meeting (provided you register on a timely basis) or submit a proxy to vote through the Internet or telephonically or by using the proxy card delivered to you. Whether or not you plan to attend the Annual Meeting, we urge you to submit a proxy to vote your shares to ensure your vote is counted.

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Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If as of the close of business on May 28, 2025, the record date for determining stockholders entitled to notice of and to vote at the meeting, your shares were not registered directly in your name with our transfer agent, but were rather held in an account at a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your bank, broker or other nominee regarding how to vote the shares in your account. Shares held beneficially in street name may be voted electronically at the Annual Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares and email the legal proxy to www.dsmsupport@betanxt.com at least two weeks prior to the Annual Meeting. You must also register to vote at the Annual Meeting prior to the deadline of 5:00 p.m. EDT on Friday, June 20, 2025.

Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website. We will also post a recording of the meeting on our investor relations website, which will be available for replay following the meeting for 60 days.

What am I voting on?

There are four matters scheduled for a vote:

●	Proposal 1—Election of four directors to serve until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified.

●	Proposal 2—Adoption of an amendment to our Second Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of the Company’s common stock from 100,000,000 to 200,000,000 shares;

●	Proposal 3—Ratification of the appointment of Grassi & Co., CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

●	Proposal 4—Approval, for purposes of complying with NYSE American Rule 713(a), of the issuance of more than 19.99% of our issued and outstanding shares of common stock, including shares of common stock underlying warrants, pursuant to the purchase agreement with Alumni Capital LP.

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For Proposals 2, 3 and 4, you may vote “For” or “Against” the proposal, or “Abstain.”

YOUR VOTE IS VERY IMPORTANT. You should submit a proxy to vote your shares of common stock via the Internet, by telephone, or by promptly marking, dating, signing, and returning the enclosed proxy card via mail, even if you plan to attend the Annual Meeting. If you properly give your proxy and timely submit it to us, one of the individuals named as your proxy will vote your shares as you have directed. Any stockholder of record as of the record date attending the Annual Meeting may vote in person even if he or she previously submitted a proxy.

All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing) received before the polls are closed at the Annual Meeting, and not validly revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy, your shares will be voted as follows:

●	FOR each of the four nominees for director named in this Proxy Statement;

●	FOR the adoption of an amendment to our Second Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of the Company’s common stock from 100,000,000 to 200,000,000 shares;

●	FOR the ratification of the appointment of Grassi & Co., CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

●	FOR the approval of, for purposes of complying with NYSE American Rule 713(a), the issuance of more than 19.99% of our issued and outstanding shares of common stock, including shares of common stock underlying warrants, pursuant to the purchase agreement with Alumni Capital LP.

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With respect to any other matter that properly comes before the Annual Meeting or any continuation, postponement or adjournment thereof, the proxyholders will vote as recommended by our Board, or if no recommendation is given, in their own discretion.

What if another matter is properly brought before the meeting?

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on those matters as recommended by our Board, or if no recommendation is given, in their own discretion.

How can I vote my shares without attending the Annual Meeting?

You do not have to attend the Annual Meeting in order to vote your shares. You may submit a proxy to vote your shares prior to the Annual Meeting as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may submit a proxy to vote your shares through the Internet, by telephone or by using the proxy card delivered to you. Whether or not you plan to attend the meeting, we urge you to submit a proxy to vote your shares to ensure your vote is counted. You may still attend the meeting and vote online at the virtual meeting even if you have already voted by proxy.

●	To submit a proxy to vote your shares through the Internet, go to www.proxypush.com/AZTR to complete an electronic proxy card. You will be asked to provide the control number from the proxy card delivered to you.
●	To submit a proxy to vote your shares using the proxy card that may be delivered to you, simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
●	To submit a proxy to vote your shares telephonically, please call the toll-free number listed on your proxy card and follow the instructions provided.

If you plan to attend the Annual Meeting, you may vote online by visiting www.proxypush.com/AZTR. Please have your 12-digit control number to join the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received proxy materials containing voting instructions from that organization rather than from Azitra. Simply follow the voting instructions in the proxy materials to ensure that your vote is counted. If you are a beneficial owner of shares, you may vote online at the virtual Annual Meeting by obtaining a valid legal proxy from your broker, bank or nominee that holds your shares giving you the right to vote the shares and email the legal proxy to www.dsmsupport@betanxt.com at least two weeks prior to the Annual Meeting. You must also register to vote at the Annual Meeting prior to the deadline of 5:00 p.m. EDT on Friday, June 20, 2025.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on May 28, 2025.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not submit a proxy to vote through the Internet, by telephone or by completing the proxy card delivered to you, and you do not vote your shares virtually at the Annual Meeting, your shares will not be counted for purposes of the establishment of a quorum or voted at the Annual Meeting.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank, or other nominee how to vote your shares, your broker, bank, or other agent may still be able to vote your shares at its discretion on certain “routine” matters. In this regard, under the rules of the New York Stock Exchange, or NYSE, brokers, banks, and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters.

Proposals 1, 2 and 4 are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares regarding the election of directors (Proposal 1), the amendment to our Second Amended and Restated Certificate of Incorporation, as amended (Proposal 2), or the issuance of more than 19.99% of the Company’s common stock, including shares of common stock underlying warrants, pursuant to the purchase agreement with Alumni Capital LP (Proposal 4) in the absence of your voting instructions. However, Proposal 3 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your bank, broker or other nominee by its deadline, your shares may be voted by your bank, broker or other nominee in its discretion on the ratification of the appointment of Grassi & Co., CPAs, P.C. as our independent registered public accountants for the fiscal year ending December 31, 2025 (Proposal 3).

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

●	FOR the election of each nominee for director;

●	FOR the adoption of an amendment to our Second Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of the Company’s common stock from 100,000,000 shares to 200,000,000 shares;

●	FOR the ratification of the selection of Grassi & Co., CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

●	FOR the approval, for purposes of complying with NYSE American Rule 713(a), of the issuance of more than 19.99% of our issued and outstanding shares of common stock, including shares of common stock underlying warrants, pursuant to the purchase agreement with Alumni Capital LP.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

Our Board is soliciting proxies for the Annual Meeting from our stockholders. We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

We have also retained Sodali & Co, a proxy solicitation firm, to perform various solicitation services via phone and email in connection with the Annual Meeting. We will pay Sodali & Co a fee not to exceed $[10,000], plus phone and other related expenses, in connection with its solicitation services. We have also agreed to indemnify Sodali & Co against certain claims.

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Whom You Should Call with Questions?

If you have further questions, you may contact the Company’s proxy solicitor, Sodali & Co, at:

Sodali & Co

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Telephone: (800) 662-5200

Banks and brokers: (203) 658-9400

Email: AZTR.info@investor.sodali.com

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each set of proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.
●	You may grant a subsequent proxy through the Internet.
●	You may submit a proxy to vote by telephone at a later time.
●	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 21 Business Park Drive, Branford, Connecticut 06405. Such notice will be considered timely if it is received at the indicated address by the close of business on June 19, 2025.
●	You may virtually attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or Internet or telephonic proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your bank, broker or other nominee, you should follow the instructions provided by your broker, bank or other nominee.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 6, 2026 to our Corporate Secretary at 21 Business Park Drive, Branford, Connecticut 06405, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act; provided, however, that if our 2026 annual meeting of stockholders is held before May 24, 2026 or after July 23, 2026, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2026 annual meeting of stockholders.

Pursuant to our Second Amended and Restated Bylaws, as amended (“Bylaws”), if you wish to bring a proposal before the stockholders or nominate a director at the 2026 annual meeting of stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, no later than the close of business on March 25, 2026 nor earlier than the close of business on February, 23, 2026. However, if our 2026 annual meeting of stockholders is not held between May 24, 2026 and September 1, 2026, to be timely, notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2026 annual meeting of stockholders and no later than the close of business on the later of the 90th day prior to the 2026 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is first made. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that must comply with the additional requirements of Rule 14a-19(b) of the Exchange Act no later than April 24, 2026. Such notice may be mailed to our Corporate Secretary at the address above.

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The chair of the 2026 annual meeting of stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board for the 2026 annual meeting of stockholders will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which we have not been provided with timely notice and (ii) any proposal made in accordance with our Bylaws, if the 2026 proxy statement briefly describes the matter and how management’s proxyholders intend to vote on it, and if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting. Votes will be counted by the inspector of election for Proposal 1 as votes “For” or “Withhold,” and with respect to Proposals 2, 3, and 4, “For,” “Against,” “Abstain” and, if applicable, broker non-votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

●	Election of Directors. For the election of directors, the four nominees to serve until the 2026 annual meeting of stockholders receiving the most “For” votes from the holders of shares present by remote communication (i.e., virtually) or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome. Withheld votes and broker non-votes will have no effect.

●	Amendment to Second Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock. The affirmative vote of the holders of a majority in voting power of all of the then outstanding shares of capital stock of the Company entitled to vote on Proposal 2 is required for the approval and adoption of such proposal. Abstentions will not be counted as votes cast “For” or “Against” this proposal. Brokers will not have discretionary authority to vote on Proposal 2. Any broker non-votes in connection with Proposal 2 will not be counted as votes cast “For” or “Against” such proposal.

●	Ratification of Independent Accountants. The affirmative vote of the holders of a majority of the votes cast by stockholders entitled to vote on this proposal is required for the ratification of the appointment of Grassi & Co., CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions will not be counted as votes cast “For” or “Against” this proposal. Brokers will have discretionary authority to vote on the ratification of our independent registered public accounting firm and, therefore, we do not expect there to be broker non-votes resulting from the vote on Proposal 3. However, in the event of any broker non-votes in connection with Proposal 3, such broker non-votes will not be counted as votes cast “For” or “Against” this proposal.

●	Approval, for purposes of complying with NYSE American Rule 713(a), of the issuance of more than 19.99% of our issued and outstanding shares of common stock, including shares of common stock underlying warrants, pursuant to the purchase agreement with Alumni Capital LP. The affirmative vote of the holders of a majority of the votes cast by stockholders entitled to vote on Proposal 4 is required for the approval and adoption of such proposal. Abstentions will not be counted as votes cast for or against this proposal. Brokers will not have discretionary authority to vote on Proposal 4. Any broker non-votes in connection with Proposal 4 will not be counted as votes cast “For” or “Against” such proposal.

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We will also consider any other business that properly comes before the Annual Meeting, or any adjournment or postponement thereof. We are not currently aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named on the enclosed proxy card will vote the shares as recommended by our Board or, if no recommendation is given, in their own discretion.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if shares representing 33 1/3% of the common stock outstanding and entitled to vote are present at the Annual Meeting virtually or represented by proxy. On the record date, there were [16,476,354] shares of common stock outstanding and entitled to vote. Thus, the holders of [5,492,151] shares must be present virtually or represented by proxy at the Annual Meeting to have a quorum.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the stockholders so present, by a majority in voting power thereof, may adjourn the Annual Meeting to another date until a quorum is present or represented.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Nominees

Our Board currently consists of four members, two of whom are independent under the listing standards for independence of the NYSE American Stock Exchange. Based upon the recommendation of the Nominating and Corporate Governance Committee of our Board, our Board determined to nominate each of the Company’s current directors for re-election at the Annual Meeting.

Our Board and the Nominating and Corporate Governance Committee believe the directors nominated collectively have the experience, qualifications, attributes and skills to effectively oversee the management of the Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing the Company, a willingness to devote the necessary time to Board duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Each director elected at the Annual Meeting will serve a one-year term until the Company’s next annual meeting and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the four nominees named below. If any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. It is not presently expected that any of the nominees named below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in a manner to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxyholders.

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Set forth below are the names, ages and positions of our director nominees as of the date of this Proxy Statement:

Name	Age	Position with the Company
Francisco D. Salva	55	President, Chief Executive Officer and Director
Travis Whitfill	35	Chief Operating Officer and Director
Barbara Ryan(a), (b), (c)	65	Independent Director
John Schroer(a), (b), (c)	59	Independent Director

(a) Member of the Audit Committee of our Board.

(b) Member of the Compensation Committee of our Board.

(c) Member of the Nominating and Corporate Governance Committee of our Board.

Vacancies on our Board, including any vacancy created by an increase in the size of our Board, may be filled by a majority of the directors remaining in office (even though less than a quorum of our Board) or a sole remaining director. A director elected by our Board to fill a vacancy will serve until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.

If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by our Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by our Board. Each nominee has agreed to serve if elected and our Board has no reason to believe that any nominee will be unable to serve.

Vote Required

For the election of directors, the four nominees to serve until the 2026 annual meeting of stockholders receiving the most “For” votes from the holders of shares present by remote communication (i.e., virtually) or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome. Withheld votes and broker non-votes will have no effect.

Board Recommendation

Our Board recommends a vote “FOR”
each of the FOUR nominees for director named in this Proxy Statement

Information about Director Nominees

Set forth below is biographical information for each director nominee, and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that each nominee should serve on our Board at this time. None of our directors has any family relationship with any other director or with any of our executive officers.

Francisco D. Salva has served as our president and chief executive officer and a member of our Board since April 2021. Mr. Salva has over 15 years of experience in senior leadership roles in the biotechnology and pharmaceutical industries. Mr. Salva served as president and chief executive officer of Complexa, Inc., an inflammation and fibrosis focused biopharmaceutical company, from May 2018 to August 2020. From February 2011 to November 2016, Mr. Salva served as a co-founder and vice president of operations of Acerta Pharma B.V., Inc, a cancer and autoimmune focused biopharmaceutical company. Mr. Salva serves as a director of Vincerx Pharma, Inc. (Nasdaq: VINC) and as chair of its audit committee. Prior to his operating roles, Mr. Salva served in various senior positions in the venture capital and investment banking industries focusing on healthcare, biotechnology and pharmaceuticals companies. Mr. Salva received a B.A. from Brown University and an MSc in economics and philosophy from the London School of Economics. We believe that Mr. Salva’s experience as a senior executive, venture capitalist and investment banker in the biotech and pharmaceutical industries qualifies him to serve on our Board.

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Travis Whitfill is a co-founder of Azitra and has served on our Board since inception. Dr. Whitfill has served in various roles at Azitra, including chief scientific officer from January 2014 to September 2019 and director of advanced technology since September 2019, and as chief operating officer since June 2023. Dr. Whitfill served as a partner at Bios Equity Partners, LP, a biotechnology-focused venture capital firm, from October 2015 to June 2023 and a senior analyst at Bios Research from September 2014 to June 2023. He has also served as an associate research scientist and assistant professor adjunct at Yale University from July 2016 to March 2022 and since March 2022, respectively, with appointments in the Departments of Pediatrics and Emergency Medicine. Dr. Whitfill served on the board of directors of IN8Bio, Inc. (Nasdaq: INAB) from March 2018 to May 2025, 410 Medical from September 2017 to July 2019 and SIRPant Immunotherapeutics from September 2021 to June 2023. Dr. Whitfill has led numerous grant-funded projects, holds several patents and has co-authored over 70 publications. Dr. Whitfill received a B.S. from Dallas Baptist University, an MPH from Yale University and a PhD from University College London. We believe that Dr. Whitfill’s strong background in entrepreneurship and in the biotech and healthcare industries qualifies him to serve on our Board.

Barbara Ryan has served as a member of our Board since June 2023. Ms. Ryan founded Barbara Ryan Advisors, a capital markets and communications firm, in 2012 following a more than 30-year career on Wall Street as a sell-side research analyst covering the U.S. pharmaceutical industry. Ms. Ryan has deep experience in equity and debt financings, M&A, valuation, SEC reporting, financial analysis and corporate strategy across a broad range of life sciences companies. Ms. Ryan worked on several of the industry’s largest M&A transactions, including Shire’s defense versus a hostile takeover attempt by Abbvie, Shire’s takeover of Baxalta, Allergan’s defense against Valeant and Perrigo’s defense versus Mylan Ms. Ryan served as an executive team member and on the disclosure committee for Radius Health from January 2014 to December 2017. Previously, Ms. Ryan was a managing director at Deutsche Bank/Alex Brown and head of the company’s pharmaceutical research team for 19 years and began her research career covering the pharmaceutical industry at Bear Stearns in 1982. Ms. Ryan currently serves as a director on the board of MiNK Therapeutics, Inc. (Nasdaq: INKT), where she chairs the audit committee, INVO Bioscience, Inc, (Nasdaq: INVO), Invidior, PLC (LON:INDV) and The Red Door Community (formerly Gilda’s Club NYC), a non-profit organization. Ms. Ryan is the founder of Fabulous Pharma Females, a non-profit whose mission is to advance women in the biopharma industry, is a member of the editorial advisory board of Pharmaceutical Executive Magazine, a faculty member of the GLG Institute and a member of the Prix Galien executive advisory board. We believe that Ms. Ryan is qualified to serve as a member of our Board because of her experience and knowledge of corporate finance, mergers and acquisitions, corporate governance, as well as other operational, financial and accounting matters gained as a past and present executive officer and/or director of other public and private companies.

John Schroer has served as a member of our Board since June 2023. Mr. Schroer has served as chief financial officer of Alumis, Inc. (Nasdaq: ALMS), a publicly traded biotechnology company developing precision immunology therapies, since May 2022. Mr. Schroer was chief financial officer of Arsenal Biosciences, Inc., a privately held biotechnology company developing programmable cell therapy for solid tumors, from February 2021 to February 2022. Mr. Schroer was chief financial officer of Translate Bio, Inc., a biotechnology company developing mRNA therapeutics and vaccines acquired by Sanofi in September 2021 for $3.2 billion, from May 2018 to December 2020. Previously, Mr. Schroer was Sector Head – Global Health Care for Allianz Global Investors, an international asset management firm, from January 2014 to May 2018. Mr. Schroer received his B.S. and M.B.A from the University of Wisconsin – Madison. We believe that Mr. Schroer’s strong background holding leadership positions in the biotechnology industry and almost 30 years of investing in the life sciences sector qualifies him to serve on our Board.

CORPORATE GOVERNANCE

Board Composition

Our Board may establish the authorized number of directors from time to time by resolution. Our Board consists of four members, two of whom qualify as independent under the listing rules of the NYSE American. Neither Mr. Salva nor Mr. Whitfill is considered to be independent due to their roles as executive officers of the Company. However, our Board has determined that Ms. Ryan and Mr. Schroer do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing rules of the NYSE American. In making this determination, our Board considered the current and prior relationships that each of Ms. Ryan and Mr. Schroer has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence.

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Generally, under the listing rules of the NYSE American, independent directors must comprise a majority of a listed company’s board of directors; however, the listing rules of the NYSE American provide that independent directors of smaller reporting companies, such as Azitra, must only comprise 50% of the board of directors. Our Board has undertaken a review of its composition and determined that 50% of our directors are independent, as required under applicable NYSE American listing rules, as of the date of this Proxy Statement.

Meetings and Director Attendance

During the year ended December 31, 2024, our Board held four meetings. All directors attended at least 75% of all meetings of the Board, and at least 75% of all meetings of the committees on which they served, during the year ended December 31, 2024. With the exception of Mr. Schroer and Ms. Ryan, all directors attended the 2024 annual meeting. The Company does not have a formal policy requiring members of the Board to attend the annual meeting, although all directors are strongly encouraged to attend.

Committees of the Board of Directors

Our Board has established an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which operates pursuant to a committee charter. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of our committees operates under a written charter, a copy of which is available at our investor relations website located at https://ir.azitrainc.com/corporate-governance/governance-overview.

Audit Committee

Our Audit Committee consists of Ms. Ryan and Mr. Schroer, with Mr. Schroer serving as chairperson. Our Board has determined that each member meets the independence requirements of the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act and the applicable listing standards of the NYSE American. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with the SEC and NYSE American audit committee requirements. In arriving at this determination, our Board has examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment.

Our Board has determined that Mr. Schroer qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE American listing rules. Both our independent registered public accounting firm and management periodically meet with our Audit Committee.

The functions of the Audit Committee include, among other things:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

●	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing our policies on risk assessment and risk management;

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●	reviewing related-party transactions; and

●	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

We believe that the composition and functioning of our Audit Committee comply with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and NYSE American rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

During the year ended December 31, 2024, our Audit Committee held four meetings.

Compensation Committee

Our Compensation Committee consists of Ms. Ryan and Mr. Schroer, with Ms. Ryan serving as chairperson. Each of the members is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Board has determined that each member is “independent” as defined under the applicable listing standards of the NYSE American, including the standards specific to members of a compensation committee.

The functions of the Compensation Committee include, among other things:

●	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board regarding) our overall compensation strategy and policies;

●	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board regarding) the compensation and other terms of employment of our executive officers;

●	recommending to the full Board the establishment and terms of the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

●	administering our equity incentive plans;

●	reviewing and approving director compensation;

●	establishing policies with respect to equity compensation arrangements; and

●	reviewing and evaluating on an annual basis the performance of the Compensation Committee and the Compensation Committee charter.

We believe that the composition and functioning of our Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and the NYSE American rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Our chief executive officer may, from time to time, provide input and recommendation to our Compensation Committee concerning the compensation of our other executive officers. Our chief executive officer may also, from to time, attend Compensation Committee meetings, but he is not present during the Committee’s deliberations regarding executive officer compensation.

During the year ended December 31, 2024, our Compensation Committee held three meetings.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Ms. Ryan and Mr. Schroer, with Ms. Ryan serving as chairperson. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the NYSE American listing standards and SEC rules and regulations.

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The functions of this committee include, among other things:

●	identifying, evaluating and making recommendations to our Board regarding nominees for election to our Board and its committees;

●	evaluating the performance of our Board and of individual directors;

●	considering and making recommendations to our Board regarding the composition of our Board and its committees;

●	reviewing developments in corporate governance practices;

●	evaluating the adequacy of our corporate governance practices and reporting; and

●	developing and making recommendations to our Board regarding corporate governance guidelines and matters.

Each of our committees operates under a written charter that satisfies the applicable listing rules of the NYSE American.

When evaluating director candidates, our Nominating and Corporate Governance Committee seeks to ensure that our Board has the requisite skills and experience and that its members consist of persons with appropriately complementary and independent backgrounds. The Nominating and Corporate Governance Committee will consider all aspects of a candidate’s qualifications in the context of Azitra’s needs, including: biopharmaceutical industry experience, preferably at an executive level; experience as an officer or director of a public company; independence from management; practical business judgment; personal and professional integrity and ethics; and the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with our Company’s interests. We understand the desirability of having a Board comprised of directors with unique backgrounds, experiences and opinions, and as we look to expand our Board or replace retiring Board members, our Nominating and Governance Committee is committed to including candidates with different backgrounds, experiences, and opinions in the search. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of our Company, and the long-term interests of our stockholders.

Our Nominating and Corporate Governance Committee will consider for directorship candidates nominated by third parties, including stockholders. However, at this time, our Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance committee believes that it is in the best position to identify, review, evaluate, and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by our Board. For a third party to suggest a candidate, one should provide our Corporate Secretary with the name of the candidate, together with a brief biographical sketch and a document indicating the candidate’s willingness to serve if elected.

During the year ended December 31, 2024, our Nominating and Corporate Governance Committee held one meeting.

Board Leadership Structure and Role in Risk Oversight

We have neither adopted a formal policy on whether the chairperson and chief executive officer positions should be separate or combined, nor do we have a lead independent director. We believe that, given the small size of our Board and establishment of separate Audit, Compensation, and Nominating and Corporate Governance Committees consisting of independent directors, our present Board structure is in the best interest of us and our stockholders. Our Board has an active role in overseeing our areas of risk. While the full Board has overall responsibility for risk oversight, our Board has assigned certain areas of risk primarily to designated committees, which report back to the full Board.

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Process for Stockholders to Send Communications to our Board of Directors

Because we have always maintained open channels of communication with our stockholders and interested parties, we do not have a formal policy that provides a process for stockholders or interested parties to send communications to our Board. However, if a stockholder or an interested party would like to send a communication to our Board, please address the letter to the attention of our Corporate Secretary and it will be distributed to each director.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of our securities by our directors, officer, employees, and consultants, including those persons serving in similar positions with our subsidiaries. Our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us and our directors, employees, and consultants. A copy of our Insider Trading Policy is filed as an exhibit to our 2024 Annual Report on Form 10-K.

While the Company has not adopted a formal policy governing transactions by the Company in its securities, the Company will not engage in transactions in Company securities, or adopt any securities repurchase plans, while in possession of material non-public information relating to the Company or its securities other than in compliance with applicable law, subject to the policies and procedures adopted by the Company.

Employee, Officer and Director Hedging

Under our Insider Trading Policy, no director, officer, employee or consultant of Azitra may engage in any short term or speculative transactions involving securities of the Company. These prohibited speculative transactions include short sales, publicly traded options, hedging transactions, margin accounts and pledged securities, and standing and limit orders.

Code of Ethics

We have adopted a code of ethics for all employees, including the principal executive officer, principal financial officer and principal accounting officer or controller, and/or persons performing similar functions, which is available on our website, under the link https://ir.azitrainc.com/corporate-governance/governance-overview.

PROPOSAL 2

ADOPTION OF AN AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

On May 2, 2025, the Board unanimously voted to approve, and to recommend to our stockholders that they approve and adopt at the Annual Meeting, an amendment to our Certificate of Incorporation to increase our authorized number of shares of common stock from 100,000,000 shares to 200,000,000 shares (the “Authorized Shares Increase”) by filing a Certificate of Amendment to our Certificate of Incorporation in the form attached to this proxy statement as Exhibit A (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware.

Background and Purpose of the Authorized Shares Increase

The Board has determined that we do not currently have enough authorized shares of common stock to accommodate our forecasted capital raising needs, based on the current outstanding shares of common stock and shares of common stock reserved for issuance upon exercise of outstanding stock options, warrants and other arrangements. As of May [28], 2025, we had [16,476,354] shares of common stock outstanding. In addition, the Board has reserved shares as of May [28], 2025:

●	7,457 shares of our common stock under the Azitra, Inc. 2016 Stock Incentive Plan (the “2016 Plan”);

●	1,209,734 shares of our common stock under the Azitra, Inc. 2023 Stock Incentive Plan (the “2023 Plan”); and

●	16,218,593 shares of our common stock related to outstanding warrants.

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The Board believes it is advisable and in our best interest to increase the number of authorized shares of common stock to give us greater flexibility in considering and planning for future corporate needs, including, but not limited to: raising additional capital, which is needed to fund our ongoing product development programs; making long-term equity incentive awards under our equity compensation plans; attracting and retaining key employees, consultants, advisors, executive officers, and directors; considering potential strategic transactions, including mergers, acquisitions, and business combinations; funding operations; issuing shares pursuant to the purchase agreement with Alumni Capital LP (see Proposal 4 for more information); and other general corporate purposes. The Board believes that additional authorized shares of common stock will enable us to take timely advantage of market conditions and favorable financing and acquisition opportunities that may become available to us without the delay and expense associated with convening a special meeting of our stockholders. The Board has determined that we do not currently have enough shares to accommodate these needs.

Except as discussed above and in Proposal 4, the Board has no other plans to issue any additional shares of common stock at this time; however, it desires to have shares available to provide flexibility to issue for business and financial purposes in the future, and believes that 200,000,000 shares is adequate for the foreseeable future.

Impact of the Authorized Shares Increase if Implemented

The adoption of the Authorized Shares Increase would not affect the rights, powers or preferences of the shares of common stock currently outstanding, although it could allow, in the future, further dilution of the outstanding shares of common stock. The Board has not proposed the Authorized Shares Increase with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance may have the effect of discouraging a merger, tender offer, proxy contest, or other attempt to obtain control of the Company.

Procedure for Effecting the Authorized Shares Increase

If the stockholders approve Proposal 2 and the Board decides to implement the Authorized Shares Increase, the Authorized Shares Increase will become effective either upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware or at such other date and time as is specified therein. Although the Board intends to file the Certificate of Amendment as soon as practicable after the Annual Meeting if Proposal 2 is approved, the Board may determine in its discretion to abandon the Authorized Shares Increase at any time prior to the effectiveness of the Certificate of Amendment.

Vote Required

The affirmative vote of the holders of a majority in voting power of all of the then outstanding shares of capital stock of the Company entitled to vote on Proposal 2 is required for the approval and adoption of such proposal. Abstentions will not be counted as votes cast “For” or “Against” either proposal. Brokers will not have discretionary authority to vote on Proposal 2. Any broker non-votes in connection with Proposal 2 will not be counted as votes cast “For” or “Against” such proposal.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE
ADOPTION OF AN AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

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PROPOSAL 3

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grassi & Co., CPAs, P.C. (which we refer to as “Grassi & Co.”) as our independent registered public accounting firm for the year ending December 31, 2025, and our Board has directed that management submit the appointment of Grassi & Co. as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. A representative of Grassi & Co. is expected to be available at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Grassi & Co. as our independent registered public accountants is not required by our Bylaws or otherwise. However, our Board is submitting the appointment of Grassi & Co. to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Grassi & Co. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accountant at any time during the year if the Audit Committee determines that such a change would be in the Company’s and our stockholders’ best interests.

Vote Required

The affirmative vote of the holders of a majority of the votes cast by stockholders entitled to vote on this proposal is required for the ratification of the appointment of Grassi & Co., CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions will not be counted as votes cast “For” or “Against” this proposal. Brokers will have discretionary authority to vote on the ratification of our independent registered public accounting firm and, therefore, we do not expect there to be broker non-votes resulting from the vote on Proposal 3. However, in the event of any broker non-votes in connection with Proposal 3, such broker non-votes will not be counted as votes cast “For” or “Against” this proposal.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF Grassi & Co., CPAs, P.C.
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025

Fees Incurred for Services by Principal Accountant

The following table sets forth the aggregate fees billed to us for services rendered to us for the years ended December 31, 2024 and 2023 by our independent registered public accounting firm, Grassi & Co., CPAs, P.C. (in thousands).

	2024	2023
Audit Fees(1)	$245,000	$195,929
Audit - Related Fees	-	-
Tax Fees	$-	-
Total	$245,000	$195,929

(1)	The audit fees consisted of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with the statutory and regulatory filings or engagements and capital market financings.

Pre-Approval Policies and Procedures

The Audit Committee has responsibility for selecting, appointing, evaluating, compensating, retaining and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established policies and procedures in its charter regarding pre-approval of any audit and non-audit service provided to the Company by the independent registered public accounting firm and the fees and terms thereof.

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The Audit Committee considered the compatibility of the provision of other services by its registered public accountant with the maintenance of their independence. The Audit Committee approved all audit services provided by Grassi & Co. in 2024 and 2023. Grassi & Co. did not perform any non-audit or tax services in 2024 or 2023.

Audit Committee Report

The Audit Committee issued the following report for inclusion in this Proxy Statement and our 2024 Annual Report on Form 10-K:

●	The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2024 with management of Azitra, Inc. and with Azitra, Inc.’s independent registered public accounting firm, Grassi & Co.

●	The Audit Committee has discussed with Grassi & Co. those matters required by Statement on Auditing Standards No. 1301, “Communications with Audit Committee,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

●	The Audit Committee has received and reviewed the written disclosures and the letter from Grassi & Co. required by the PCAOB regarding Grassi & Co.’s communications with the Audit Committee concerning the accountant’s independence and has discussed with Grassi & Co. its independence from Azitra, Inc. and its management.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements for the year ended December 31, 2024 be included in the Annual Report on Form 10-K for that year for filing with the SEC.

AUDIT COMMITTEE

John Schroer
Barbara Ryan

PROPOSAL 4

APPROVAL OF, FOR PURPOSES OF COMPLYING WITH NYSE AMERICAN RULE 713(A), THE ISSUANCE OF MORE THAN 19.99% OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK, INCLUDING SHARES OF COMMON STOCK UNDERLYING WARRANTS, PURSUANT TO THE PURCHASE AGREEMENT WITH ALUMNI CAPITAL LP

General

We are asking stockholders to approve the sale and issuance of more than 19.99% of our outstanding shares of our common stock, including shares of common stock underlying warrants, pursuant to that Purchase Agreement (the “Alumni Purchase Agreement”) entered into with Alumni Capital LP (“Alumni Capital”) on April 24, 2025, which is structured to serve as an equity line of credit. As of May 28, 2025, we have sold [1,497,000] shares of our common stock under the Alumni Purchase Agreement.

Alumni Capital Securities Purchase Agreement

On April 24, 2025, we entered into the Alumni Purchase Agreement with Alumni Capital, pursuant to which Alumni Capital has committed to purchase up to an aggregate of $20 million of shares (the “Shares”) of the Company’s common stock, par value $0.0001. We are submitting this Proposal 4 to you in order to obtain the requisite stockholder authorization in accordance with the requirements of the Alumni Purchase Agreement and New York Stock Exchange American (“NYSE American”) Company Guide Rule 713(a) to sell shares of our common stock, if we so choose, to Alumni Capital in excess of 19.99% of our outstanding shares of common stock, including shares of common stock underlying warrants, as of the date of the Alumni Purchase Agreement.

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Under the terms and subject to the conditions of the Alumni Purchase Agreement, we have the right, but not the obligation, to sell to Alumni Capital, and Alumni Capital is obligated to purchase, up to an aggregate of $20 million of Shares in a series of purchases. The term of the Alumni Purchase Agreement is through December 31, 2026, or the date on which Alumni Capital shall have purchased Shares issuable pursuant to the Alumni Purchase Agreement for an aggregate purchase price of $20 million. During the term, the Company may at its election cause Alumni Capital to make a series of purchases of Shares, each up to $750,000, or up to $4 million dollars upon consent of the Alumni Capital. The closing of each purchase pursuant to the Alumni Purchase Agreement will be no later than five business days after the Company provides a notice to Alumni Capital for the purchase. The Alumni Purchase Agreement prohibits the Company from directing Alumni Capital to purchase any Shares if those Shares, when aggregated with all other shares of common stock then beneficially owned by Alumni Capital (as calculated pursuant to Section 13(d) of the Exchange Act), would result in Alumni Capital beneficially owning more than 4.99% of the outstanding common stock. The beneficial ownership limitation may be increased by Alumni Capital with the Company’s consent.

Upon each purchase, Alumni Capital will receive warrants to purchase such number of shares of the Company’s common stock equal to 10% of the number of Shares purchased in the related purchase (the “Warrants”). The exercise price of the Warrants shall equal 130% of the price per share paid upon closing. The exercise of the Warrant will be subject to stockholder approval and expire five years after issuance. The Warrants may be exercised via cashless exercise if there is no effective registration statement, or current prospectus available for, the resale of the shares of common stock underlying the Warrants.

Until the Company has obtained stockholder approval to issue shares in excess of the Exchange Cap, in accordance with NYSE American rules, the Company cannot issue and Alumni Capital has no obligation to purchase any Shares if the issuance of aggregate Shares together with the shares of common stock underlying the Warrants would exceed 19.99% of the aggregate amount of shares of common stock issued and outstanding as of the as of the date of the Alumni Purchase Agreement (such maximum number of shares, the “Exchange Cap”).

Additional information with respect to the Alumni Purchase Agreement is contained in our Current Report on Form 8-K filed with the SEC on April 24, 2025. The discussion herein relating to the Alumni Purchase Agreement is qualified in its entirety by reference to the transaction documents filed as exhibits to such Form 8-K.

Reasons for Stockholder Approval

Our common stock is listed on the NYSE American, and, as such, we are subject to the applicable rules of the NYSE American LLC, including Rule 713(a) of the NYSE American Company Guide, which requires stockholder approval of a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock at a price less than the greater of book or market value which together with sales by officers, directors or principal stockholders of the issuer equals 20% or more of presently outstanding common stock (the “NYSE 20% Rule”). Accordingly, to comply with the Exchange Cap discussed above and the NYSE 20% Rule, we are seeking stockholder approval of the issuance of shares of our common stock under the Alumni Purchase Agreement.

Through May 19, 2025, we have sold 1,646,700 shares of common stock (including the shares of common stock underlying 149,700 Warrants issued in connection for the Purchase Notices) for aggregate gross proceeds of $389,000 under the Alumni Purchase Agreement, and $19.6 million of the $20 million under the Alumni Purchase Agreement remains available for sale. We may sell up to an additional 1,646,923 shares, including shares underlying warrants, under the Purchase Agreement without seeking additional stockholder approval in compliance with the NYSE 20% Rule.

As discussed above, pursuant to the Alumni Capital Purchase Agreement, we have the right, but not the obligation to cause Alumni Capital to purchase up to an aggregate of $20 million; provided, however, that unless and until we obtain stockholder approval to sell and issue a number of shares in excess of the Exchange Cap, the amount of shares that we may be able to sell will be significantly less than $20 million. As a result of the foregoing, in order to provide us with the most flexibility to raise additional capital, we are seeking stockholder approval of the elimination of the Exchange Cap under the Alumni Purchase Agreement, in accordance with the NYSE 20% Rule.

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Reasons for Transaction and Effect on Current Stockholders

The Board has determined that the Alumni Purchase Agreement is advisable and in the best interests of the Company and its stockholders because the right to sell shares to Alumni Capital provides the Company with a reliable source of capital at low cost as compared to other sources, and the ability to access that capital when and as needed.

As of May 19, 2025, the Company had 16,476,354 shares outstanding. If we were to sell to Alumni Capital all additional 65,392,632 shares we are seeking stockholder approval to issue under the Alumni Purchase Agreement, Alumni Capital would have purchased approximately 45% of the outstanding shares of the Company after such issuances; however, at any one time Alumni Capital is limited from owning more than 4.99% of the Company’s outstanding shares, unless increased to 9.99% by Alumni Capital with the Company’s consent.

Notwithstanding the foregoing, the Alumni Purchase Agreement provides that the Company shall not issue, and Alumni Capital shall not purchase, any shares of our common stock under the Alumni Purchase Agreement if such shares proposed to be issued and sold, when aggregated with all other shares of our common stock then owned beneficially (as calculated pursuant to Section 13(d) of the Exchange Act) by Alumni Capital, would result in the beneficial ownership by Alumni Capital of more than 4.99% of our then issued and outstanding shares of common stock. This beneficial ownership limitation limits the number of shares Alumni Capital may beneficially own at any one time to 4.99% of our outstanding common stock, unless increased to 9.99% by Alumni Capital with the Company’s consent. Consequently, the number of shares Alumni Capital may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of our common stock increases over time. Alumni Capital may sell some or all of the shares it purchases under the Alumni Purchase Agreement, permitting it to purchase additional shares in compliance with the beneficial ownership limitation. We are not seeking stockholder approval to lift such 4.99% beneficial ownership limitation. However, even with the beneficial ownership limitation, Alumni Capital would still be a stockholder and able to exercise its rights as all other stockholders would as well.

Effect of the Proposal

In the event that our stockholders approve this Proposal 4 at the Annual Meeting, the Exchange Cap will be eliminated and we will have the option to issue and sell the maximum number of shares of common stock issuable, including shares of common stock underlying warrants, pursuant to the Alumni Purchase Agreement (up to $20 million shares of common stock), which would exceed 19.99% of our issued and outstanding shares of common stock as of the date we executed the Alumni Purchase Agreement. This would allow the Company flexibility in accessing the equity line of credit to pursue its business growth objectives.

The failure of our stockholders to approve Proposal 4 may materially adversely affect the Company’s future ability to raise equity and also risks significantly impairing the operations, assets and ongoing viability of the Company. Our existing cash and cash equivalents and short-term investments (including the proceeds of recent financings) will not be sufficient to fund our operating expenses and capital expenditure requirements through the next twelve months. If we are not able to raise additional capital in the very near-term, it is likely that we will have to delay, reduce or eliminate significant portions of our development and other efforts relating to our products, which could, among other things, negatively impact our revenue opportunities. We also may have to reduce marketing or other resources devoted to our products or cease operations entirely. Any of these factors could have a material adverse effect on our financial condition, operating results and business. Alumni Capital has committed to purchase up to an aggregate of $20 million of shares, before giving effect to any beneficial ownership limitations contained in the Alumni Purchase Agreement. If the Warrants cannot be exercised, we will not receive any such proceeds. Loss of these potential funds could jeopardize our ability to execute our business plan or fund our operations and if we are not able to raise sufficient additional capital in the very near term to fund our operations, we may need to curtail or cease operations and seek protection by filing a voluntary petition for relief under the United States Bankruptcy Code.

Each additional share of common stock that would be issuable to Alumni Capital would have the same rights and privileges as each share of our currently authorized common stock. In addition, the additional shares that we could issue to Alumni Capital will result in greater dilution to existing stockholders and may result in a decline in our stock price or greater price volatility.

Interests of Directors and Executive Officers

None of our directors or executive officers have a substantial interest, direct or indirect, in the matters set forth in this Proposal 4.

Vote Required

The affirmative vote of the holders of a majority of the votes cast by stockholders entitled to vote on Proposal 4 is required for the approval and adoption of such proposal. Abstentions will not be counted as votes cast for or against this proposal. Brokers will not have discretionary authority to vote on Proposal 4. Any broker non-votes in connection with Proposal 4 will not be counted as votes cast “For” or “Against” such proposal.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ISSUANCE OF MORE THAN 19.99% OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK, AND SHARES OF COMMON STOCK UNDERLYING WARRANTS, PURSUANT TO THE PURCHASE AGREEMENT WITH ALUMNI CAPITAL LP.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 28, 2025 by:

●	each person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

●	each of our directors, director nominees and executive officers; and

●	all directors, director nominees and executive officers as a group.

The beneficial ownership of each person was calculated based on 16,476,354 shares of common stock issued and outstanding as of May 28, 2025. The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he or she owns it, but also if he or she has the power (solely or shared) to vote, sell or otherwise dispose of the share. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days, pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness, and the currently exercisable options and warrants in the table below include all options and warrants of the reporting person exercisable within the 60-day period following May 28, 2025. Two or more persons might count as beneficial owners of the same share.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Azitra, Inc., 21 Business Park Drive, Branford, Connecticut 06405.

Name of Director and Named Executive Officer	Number of Shares	Percentage Owned
Francisco D. Salva(1)	26,802	*
Norman Staskey(2)	1,842	*
Travis Whitfill(3)	14,394	*
Barbara Ryan(4)	153	*
John Schroer(5)	153	*
Directors and executive officers, as a group (5 persons)	43,344	*

* Less than 1%.

Name and Address of 5% + Holders	Number of Shares	Percentage Owned
Alto Opportunity Master Fund, SPC- Segregated Master Portfolio B(6)	1,662,525	9.99%
L1 Capital Global Opportunities Master Fund, Ltd.(7)	1,521,492	9.23%

(1)	Includes 15,007 shares issuable upon exercise of currently exercisable options.
(2)	Includes 125 shares issuable upon exercise of currently exercisable options.
(3)	Includes 3,229 shares issuable upon exercise of currently exercisable options.
(4)	Includes 138 shares issuable upon exercise of currently exercisable options.
(5)	Includes 138 shares issuable upon exercise of currently exercisable options.
(6)	Based on a Schedule 13G filed with the Securities and Exchange Commission on May 14, 2025, the 1,662,525 shares reported herein represent the shares of Company common stock issuable upon the exercise of certain warrants (the “Warrants”) held by Alto Opportunity Master Fund, SPC- Segregated Master Portfolio B, a Cayman Islands exempted company (the “Fund”). The issuable shares of common stock related to the exercise of the Warrants are subject to a 9.99% beneficial ownership blocker. The Fund is a private investment vehicle for which Ayrton Capital LLC, a Delaware limited liability company (the “Investment Manager”), serves as the investment manager. Waqas Khatri serves as the managing member of the Investment Manager (all of the foregoing, collectively, the “Stockholders”). The address of Ayrton Capital LLC is 55 Post Rd West, 2nd Floor Westport, CT 06880. The address of Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B is Suite #7 Grand Pavilion Commercial Centre, 802 West Bay Road, Grand Cayman, P.O. Box 10250, Cayman Islands. The address of Waqas Khatri is 55 Post Rd West, 2nd Floor Westport, CT 06880.
(7)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on May 15, 2025, the 1,521,492 shares represent 960,000 shares of common stock purchased and 561,492 shares of common stock underlying warrants purchased on July 24, 2024. David Feldman and Joel Arber are the Directors of L1 Capital Global Opportunities Master Fund, Ltd. As such, L1 Capital Global Opportunities Master Fund, Ltd., Mr. Feldman, and Mr. Arber may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) the Company’s securities. To the extent Mr. Feldman and Mr. Arber are deemed to beneficially own such securities, Mr. Feldman and Mr. Arber disclaim beneficial ownership of these securities except to the extent of its pecuniary interest therein. The address of L1 Capital Global Opportunities Master Fund, Ltd. is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman, Cayman Islands KY1-1001.

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EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

Set forth below is the biographical information regarding the current executive officers of the Company. Biographical information pertaining to Francisco D. Salva and Travis Whitfill, each of whom are both a director and an executive officer of the Company, may be found in the section above titled “Proposal 1, Election of Directors—Information About Director Nominees.” None of the executive officers has any family relationship with any other executive officer or with any of our directors.

Name	Age	Position
Norman Staskey	55	Chief Financial Officer

Mr. Staskey has served as our chief financial officer since October 2022. Since May 15, 2021, Mr. Staskey has also served as a senior director of Danforth Advisors, a national consulting firm providing financial, accounting and reporting services to the life science industry. Through Danforth Advisors, Mr. Staskey has served as the interim chief financial officer of VivoSim Labs, Inc. (NASDAQ: VIVS) since December 30, 2024. From September 2014 to May 2021, Mr. Staskey was employed by EY (formally Ernst & Young), most recently as a managing director in EY’s Financial Accounting and Advisory services practice.

Summary Compensation Table

The following table sets forth the compensation awarded to or earned by our chief executive officer and our two other highest paid executive officers for the years ended December 31, 2024 and 2023. In reviewing the table, please note that Travis Whitfill was appointed to serve as our chief operating officer in June 2023.

	Year	Salary ($)	Bonus ($)	Option Awards $ (1)	All Other Compensation (2)	Total
Francisco Salva,	2024	$440,000	$-	$-	$1,080	$441,080
Pres. and CEO	2023	$420,000	$-	$-	$7,030	$427,030
Norman Staskey,	2024	$-	$-	$-	$457,560	$457,560
CFO	2023	$-	$-	$20,700	$314,025	$334,725
Travis Whitfill,	2024	$380,000	$-	$-	$4,460	$384,460
COO	2023	$158,846	$-	$20,700	$2,767	$182,313

(1)	The dollar amounts in the Option Awards columns above reflect the values of options as of the grant date for the years ended December 31, 2024 and 2023, in accordance with ASC 718, Compensation-Stock Compensation (“ASC 718”) and, therefore, do not necessarily reflect actual benefits received by the individuals. Assumptions used in the calculation of these amounts are included in Note 9 to our audited financial statements included in our 2024 Annual Report on Form 10-K.

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(2)	All other compensation includes commuter benefits, vacation payouts, relocation reimbursements, 401K match contributions, and life insurance premiums, plus consulting fees paid for Mr. Staskey’s services as chief financial officer and consulting fees paid to Mr. Whitfill prior to his appointment as chief operating officer.

Narrative Disclosure to Officer Compensation Table

All of our current named executive officers are at-will employees and set forth below is a summary of the current terms of their compensatory arrangements.

Francisco D. Salva

We have entered into an executive employment agreement dated April 22, 2021 with Mr. Salva, pursuant to which Mr. Salva serves as our president and chief executive officer. We have agreed to pay Mr. Salva an annual base salary of $420,000 under the agreement. Mr. Salva is also eligible to receive a bonus of up to 35% of his base salary based on performance parameters set by our Board. Mr. Salva’s executive employment agreement entitles him to participate in health insurance and other benefits, at our expense, made available to other executive officers. In the event of Mr. Salva’s termination by us without cause or his resignation for good reason, as such terms are defined in his executive employment agreement, Mr. Salva will be entitled to the continuation of his base salary and health insurance coverage for a period of 12 months and a prorated amount of his annual bonus for the year in which the termination occurred, subject to the achievement of applicable performance targets. Mr. Salva’s executive employment agreement is an “at will” agreement subject to termination by either party at any time and for any reason, subject to certain notice requirements. His agreement contains customary provisions relating to intellectual property assignment, confidentiality and indemnification.

In connection with our execution of the executive employment agreement, we granted to Mr. Salva an option to purchase up to 15,525 shares of our common stock at an exercise price of $51.08 per share under the 2016 Plan. The options vest and become exercisable as follows: 80% of the options, or options to purchase 12,420 shares of our common stock, are subject to time-based vesting, with options to purchase 3,105 shares (25%) vesting on the first anniversary of the grant and options to purchase 9,315 shares (75%) vesting in equal monthly installments over the 36 months following the first anniversary; 20% of the options, or options to purchase 3,105 shares of our common stock, vested upon patient dosing in the first in-human clinical trial of ATR-12. The options expire on the ten-year anniversary of the date of grant.

Norman Staskey

Mr. Staskey serves as our chief financial officer pursuant to a Consulting Agreement dated October 12, 2002 between us and Danforth Advisors, LLC. Pursuant to the Consulting Agreement, Danforth Advisors provides to us certain strategic and financial advice and support services, including Mr. Staskey’s services as chief financial officer, at hourly rates between $135 and $575 per hour, depending on the level of service and the seniority of the service provider. The Consulting Agreement is subject to termination by either party on 30 days written notice and contains customary provisions relating to intellectual property assignment, confidentiality and indemnification.

On September 8, 2023, we granted to Mr. Staskey an option to purchase up to 333 shares of our common stock at an exercise price of $62.01 per share under the 2023 Plan. The options are subject to time-based vesting, with options to purchase 83 shares (25%) vesting on the first anniversary of the grant and options to purchase 250 shares (75%) vesting in equal monthly installments over the 36 months following the first anniversary. The options expire on the ten-year anniversary of the date of grant.

Travis Whitfill

We have entered into an executive employment agreement dated July 5, 2023 with Mr. Whitfill, pursuant to which Mr. Whitfill serves as our chief operating officer. We have agreed to pay Mr. Whitfill an annual base salary of $350,000 under the agreement. Mr. Whitfill is also eligible to receive a bonus of up to 30% of his base salary based on performance parameters set by our Board. Mr. Whitfill’s executive employment agreement entitles him to participate in health insurance and other benefits, at our expense, made available to other executive officers. In the event of Mr. Whitfill’s termination by us for any reason other than cause or his incapacity, as such terms are defined in his executive employment agreement, Mr. Whitfill will be entitled to the continuation of his base salary for a period of six months and, if unpaid at the time of termination, his annual bonus for the year prior to the year in which the termination occurred. Mr. Whitfill’s executive employment agreement is an “at will” agreement subject to termination by either party at any time and for any reason, subject to certain notice requirements. His agreement contains customary provisions relating to intellectual property assignment, confidentiality and indemnification.

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On September 8, 2023, we granted to Mr. Whitfill an option to purchase up to 333 shares of our common stock at an exercise price of $62.10 per share under the 2023 Plan. The options are subject to time-based vesting, with options to purchase 83 shares (25%) vesting on the first anniversary of the grant and options to purchase 250 shares (75%) vesting in equal monthly installments over the 36 months following the first anniversary. The options expire on the ten-year anniversary of the date of grant.

The employment agreements with our executive officers were unanimously approved by our full Board. No officer or employee of our Company was involved in the Board’s deliberation over the employment agreements of our executive officers.

Limitation of Liability of Directors and Indemnification of Directors and Officers

The Delaware General Corporation Law provides that corporations may include a provision in their certificate of incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation provides that our directors and officers are not liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors or officers except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation law of the State of Delaware. In addition to the foregoing, our Bylaws provide that we shall indemnify directors, officers, employees or agents to the fullest extent permitted by law and we have agreed to provide such indemnification to each of our executive officers and directors by way of written indemnification agreements.

The above provisions in the Certificate of Incorporation and our Bylaws and in the written indemnity agreements may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty, even though such an action, if successful, might otherwise have benefited us and our stockholders. However, we believe that the foregoing provisions are necessary to attract and retain qualified persons as directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Potential Payments upon Termination

As noted above, the officer employment agreements entitle each officer to reasonable and customary health insurance and other benefits, at our expense, and a severance payment based on their then annual salary and related benefits in the event of our termination of their employment without cause or their resignation for good reason.

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If a qualifying involuntary termination had occurred on December 31, 2024, our executive officers would have been eligible to receive the following amounts:

Name	Type of Payment	Termination of Employment ($)		Change in Control ($)
Francisco D. Salva	Cash Severance	$555,500	(1)	$555,500	(1)
	Equity Acceleration	$17,493		$17,493

Norman Staskey	Cash Severance	$–		$–
	Equity Acceleration	$–		$–

Travis Whitfill	Cash Severance	$278,350	(2)	$278,350	(2)
	Equity Acceleration	$–		$–

(1)	Includes $440,000 salary and $115,500 bonus.
(2)	Includes $190,000 salary and $88,350 bonus.

Outstanding Equity Awards at December 31, 2024

Set forth below is information concerning the equity awards held by our named executive officers as of December 31, 2024.

	Option Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Option Exercise	Option Expiration
Name	(#) Exercisable	(#) Unexercisable		Price ($)	Date
Francisco Salva	11,385	1,035	(1)	$51.08	06/29/31
	3,105	0	(2)	$51.08	06/29/31
Norman Staskey	111	222	(3)	$62.10	09/08/33
Travis Whitfill	1,859	0		$14.32	01/01/26
	1,246	0		$51.08	12/16/30
	111	222	(3)	$62.10	09/08/23

[1]	Options continue to vest ratably over the remaining thirty-six months of continuous service.

[2]	Options are performance based and vested upon the achievement of clinical milestones as defined in Mr. Salva’s employment agreement.

[3]	25% of the option awards vest on the first anniversary of the grant date with the remaining shares vesting ratably each month during the remaining thirty-six months of continuous service.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

While we do not have a formal written policy in place with regard to the timing of awards of options in relation to the disclosure of material nonpublic information, our Board and the Compensation Committee do not seek to time equity grants to take advantage of information, either positive or negative, about our Company that has not been publicly disclosed. Similarly, it is our practice not to time the release of material nonpublic information based on equity award grant date or for the purpose of affecting the value of executive compensation.

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Non-Employee Director Compensation

Set forth below is a summary of the compensation we paid to our non-executive directors during the year ended December 31, 2024. In reviewing the table, please note that Andrew McClary resigned from our Board in August 2024.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Andrew D. McClary, MD	$–	$–	$–	$–
Barbara Ryan	$42,983	$4,128	$–	$47,111
John Schroer	$45,301	$4,128	$–	$49,429

The dollar amounts in the Option Awards columns above reflect the values of options as of the grant date for the years ended December 31, 2024, in accordance with ASC 718, Compensation-Stock Compensation and, therefore, do not necessarily reflect actual benefits received by the individuals. Assumptions used in the calculation of these amounts are included in Note 9 to our audited consolidated financial statements included in our 2024 Annual Report on Form 10-K.

We do not compensate any of our executive directors for their service as a director. Our Board, on the recommendation of the Compensation Committee, approved the following compensation policy for our non-executive directors commencing with the 2024 calendar year:

●	An annual Board retainer of $25,000 for the non-executive directors;

●	An annual retainer of $5,000 for the chairs of the Compensation Committee and Nominating and Corporate Governance Committee and an annual retainer of $7,500 for the chair of the Audit Committee; and

●	An annual retainer of $3,500 for the other members of the Compensation Committee, Nominating and Corporate Governance Committee and Audit Committee.

All retainers are payable quarterly in arrears and shall be prorated for any portion of a year to which they apply for each outside director. We also reimburse our non-executive directors for their reasonable expenses incurred in connection with attending meetings of our Board and Board Committees. From time to time, we may engage our non-executive directors to provide consulting services on our behalf, although we have not engaged any non-executive directors in a consulting capacity as of the date of this Proxy Statement.

In addition to cash retainers, in September 2023, we granted to each of Mrs. Ryan and Mr. Schroer an option to purchase up to 333 shares of our common stock at an exercise price of $62.10 per share under the 2023 Plan. The options are subject to time-based vesting, with options to purchase 83 shares (25%) vesting on the first anniversary of the grant and options to purchase 250 shares (75%) vesting in equal monthly installments over the 36 months following the first anniversary, subject to their continued service on our Board. The options expire on the 10-year anniversary of the date of grant.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions, Promoters and Director Independence

Since January 1, 2023, we have not been a party to any transaction in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of our total assets as of December 31, 2024 and 2023, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than compensation arrangements, which include equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Officers and Compensation.” We have adopted a policy that any transactions with directors, officers, beneficial owners of five percent or more of our common stock, any immediate family members of the foregoing or entities of which any of the foregoing are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of our Board.

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OTHER MATTERS

Stockholder List

A list of stockholders eligible to vote at the Annual Meeting will be available for inspection, for any purpose germane to the Annual Meeting, at the principal executive office of the Company during regular business hours for a period of no less than 10 days prior to the Annual Meeting.

Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our 2024 Form 10-K and in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Azitra, Inc., 21 Business Park Drive, Branford, Connecticut 06405, Attention: Investor Relations, or contact Investor Relations by telephone at (203) 646-6446. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Other Matters

We will also consider any other business that properly comes before the annual meeting, or any adjournment or postponement thereof. We are not currently aware of any other matters to be submitted for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, or any adjournment, continuation or postponement thereof, the persons named on the enclosed proxy card will vote the shares they represent in their discretion.

Incorporation by Reference

We file annual and quarterly reports and other reports and information with the SEC. These reports and other information can be accessed at the SEC’s website at www.sec.gov. Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act, or the Exchange Act, which might incorporate future filings made by us under those statutes, the preceding Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.

By Order of the Board of Directors

Francisco D. Salva
President and Chief Executive Officer

Branford, Connecticut

__________, 2025

A copy of the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2025 is available without charge upon written request to: Corporate Secretary, Azitra, Inc., 21 Business Park Drive, Branford, Connecticut 06405.

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EXHIBIT A

CERTIFICATE OF AMENDMENT

TO THE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AZITRA, INC.

Azitra, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: The name of the Corporation is Azitra, Inc.

SECOND: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Second Amended and Restated Certificate of Incorporation, as amended, as follows:

That Section A of Article FOURTH of the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended, shall be deleted and the following paragraph shall be inserted in lieu thereof:

“A. Capital Stock. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 210,000,000 shares, divided into: (i) 200,000,000 shares, par value $0,0001 per share, of common stock (the “Common Stock”); and (ii) 10,000,000 shares, par value $0,0001 per share, of preferred stock (the “Preferred Stock”).”

THIRD: Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval at a meeting thereof, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Remainder of the Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this ____ day of __________, 2025.

AZITRA, INC.

By:
Name:	Francisco Salva
Title:	President and Chief Executive Officer

28

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED MAY 19, 2025

azitra

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Azitra, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of May 28, 2025

Monday, June 23, 2025 11:00 AM, Eastern Time

Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/AZTR for information.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 11:00 AM, Eastern Time, June 23, 2025.

Internet:
www.proxypush.com/AZTR

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-362-3421

- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Francisco D. Salva and Travis Whitfill (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Azitra, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved azitra

Azitra, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

You must register to attend the meeting online and/or participate at www.proxydocs.com/AZTR

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____

Signature (if held jointly) ____________ Date ____